Exhibit 21

NAME	JURISDICTION OF ORGANIZATION
Financial Models Company Ltd.	New York
SS&C Financial Services LLC	Delaware
SS&C Technologies Connecticut LLC	Connecticut
SS&C Technologies, Inc.	Delaware
Advent Software, Inc.	Delaware
Hub Data, Inc.	Massachusetts
Second Street Securities, Inc.	Delaware
Advent Software (Middle East) Limited	United Arab Emirates
Advent Software (Asia) Ltd.	Hong Kong
Advent Software (Beijing) Co. Ltd.	China
Advent Software (Singapore) Pte. Ltd.	Singapore
Advent Software ApS	Denmark
Advent Norway AS	Norway
Advent Sweden AB	Sweden
Advent Software Luxembourg S.a.r.l.	Luxembourg
Primatics Financial (Pvt) Ltd.	Pakistan
Financial Models Corporation Limited	United Kingdom
FMC Global Investments Limited	Barbados
SS&C Fund Services (Cayman) Ltd.	Cayman Islands
GlobeOp Financial Services (India) Private Limited	India
SS&C Financial Services (Ireland) Limited	Ireland
SS&C Financial Services Limited	United Kingdom
GlobeOp Financial Services (Switzerland) GmbH	Switzerland
GlobeOp Financial Services Technologies (India) Private Limited	India
GlobeOp Holding Company (Mauritius) Private Limited	Mauritius
SS&C Depositary Services Limited	United Kingdom
SS&C Fund Services (Bermuda) Ltd.	Bermuda
SS&C Services Limited	Bermuda
SS&C Fund Administration Company	Nova Scotia
SS&C European Holdings S.a.r.l.	Luxembourg
SS&C Technologies (s) Pte Ltd.	Singapore
SS&C Technologies Australia Pty Ltd	Australia
SS&C Technologies B.V.	Netherlands
SS&C Technologies Canada Corp.	Nova Scotia
SS&C Technologies Holdings Europe S.a.r.l.	Luxembourg
SS&C Technologies Hong Kong Limited	Hong Kong
SS&C Technologies India Private Limited	India
SS&C Technologies Ireland Limited	Ireland
SS&C Technologies Sdn. Bhd.	Malaysia
SS&C Luxembourg S.a.r.l.	Luxembourg
DST Global Solutions LLC	Delaware
Global Solutions (Thailand) Limited	Thailand
SS&C Guernsey Limited	Guernsey
SS&C Solutions Limited	United Kingdom
SS&C Solutions Singapore Pte. Ltd	Singapore
SS&C Solutions Pty Limited	Australia
SS&C Solutions Hong Kong Limited	Hong Kong
SS&C Solutions NZ Limited	New Zealand
SS&C Technologies Shanghai Limited	China
PT DST Global Solutions Indonesia	Indonesia
SS and C Technologies South Africa (Pty) Ltd	South Africa
Conifer Asset Solutions Pte. Ltd.	Singapore
SSC Jersey Limited	United Kingdom
SS&C Fund Services (UK) Limited	United Kingdom
SS&C Fund Services (Asia) Limited	Hong Kong

SS&C Fund Services (Asia) Pte Ltd.	Singapore
SS&C (USA) Inc.	Delaware
SS&C (Canada) Limited	New Brunswick
SS&C Financing LLC	Delaware
DST Systems, Inc.	Delaware
DST Pershing Realty, Inc.	Missouri
Pershing Road Development Company, LLC	Missouri
C&T Acquisition Limited	United Kingdom
DST Healthcare Holdings, Inc.	Delaware
DST Health Solutions, LLC	Delaware
Intellisource Solutions, LLC	Pennsylvania
DST Pharmacy Solutions, Inc.	Delaware
Pacific Ventures (Mauritius)	Mauritius
DST Worldwide Services India Private Limited	India
DST Insurance Solutions, LLC	Delaware
DST Output Summit Development Corporation	Missouri
DST Wealth Management Systems, Inc.	New Jersey
ALPS Holdings, Inc.	Delaware
ALPS Advisors, Inc.	Colorado
ALPS Distributors, Inc.	Colorado
ALPS Fund Services, Inc.	Colorado
ALPS Portfolio Solutions Distributor, Inc.	Colorado
Red Rocks Capital, LLC	Colorado
ALPS Alternative Investment Services, LLC	Delaware
ALPS Alternative Investment Services, Ltd.	Cayman Islands
Vermont Western Assurance, Inc.	Missouri
DST Technologies, Inc.	Missouri
DST Brokerage Solutions, LLC	Missouri
DST Global Solutions North America, LLC	Delaware
DST Research, Analytics and Consulting, LLC	New York
DST Worldwide Services, LLC	Missouri
DST Worldwide Services (Thailand) Limited	Thailand
DST Systems of California, LLC	Delaware
DST Realty of California, Inc.	California
DST Market Services, LLC	New York
IFDS GP, Inc.	Missouri
DST Retirement Solutions, LLC	Delaware
LTM Publishing, Inc.	New York
McKay Hochman Co., Inc.	New York
Third Party Educational Systems, Inc.	Minnesota
DST Realty, Inc.	Missouri
Broadway Development, L.L.C.	Missouri
DST UK Realty, LLC	Delaware
DST UK Leasing I, LLC	Delaware
DST UK Leasing II, LLC	Delaware
Eleventh Street Corridor Development Corporation	Missouri
Hillside Properties Corporation	Missouri
Kansas City Downtown Hotel Group, L.L.C.	Missouri
Lewis Real Estate, LLC	Missouri
The Broadway Condominiums, LLC	Missouri
Winchester Business Center, Inc.	Missouri
Broadway Square Partners, LLP	Missouri
1400 Baltimore, LLC	Missouri
Penn Seven, L.L.C.	Missouri
Kirkwood Realty Company, LLC	Missouri
MC Realty Group, LLC	Missouri
Winchester Ventures II, LLC	Missouri

International Financial Data Services Limited Partnership	Massachusetts
IFDS Luxembourg S.A.	Luxembourg
International Financial Data Services (Canada) Limited	Canada
International Financial Data Services (Ireland) Limited	Ireland
MobilCo Solutions, LLC	Delaware
DSTi US, LLC	Delaware
DST Realty of New York, Inc.	New York
West Side Investment Management, Inc.	Nevada
DST Asset Manager Solutions, Inc.	Massachusetts
DST Realty Masskan, LLC	Massachusetts
SS&C DST Holdings Limited	United Kingdom
DSTi Group LLP	United Kingdom
DSTi Holdings Limited	United Kingdom
DST Bluedoor Holdings Pty Ltd.	Australia
Bluedoor Technologies Pty Limited	Australia
DST Bluedoor Pty Limited	Australia
DST Process Solutions (Australia) Pty Limited	Australia
DST Financial Services International Limited	United Kingdom
IFDS Financial Services Limited	United Kingdom
DST Financial Services Europe Limited	United Kingdom
The Administration Partnership Limited	United Kingdom
DST Financial Services Ireland Limited	Ireland
DST International Managed Services Limited	Ireland
DST Process Solutions Limited	United Kingdom
DST Process Solutions SA (Pty) Ltd	South Africa
DST Global Solutions (Realty) Limited	United Kingdom
DST (Hong Kong) Limited	Hong Kong
Pensions and Actuarial Services Limited	United Kingdom
Eze Castle Software LLC	Delaware
EzeSoftware India Private Limited (India)	India
EzeSoftware Group Brasil Tecnlogias de Investimento Ltda. (Brazil)	Brazil
Eze Software Asia Pacific Limited (Hong Kong)	Hong Kong
Eze Software Group Pty Limited (Australia)	Australia
Eze Castle Transaction Services LLC	Delaware
Eze Software EMEA Limited (United Kingdom)	United Kingdom
Eze Software Europe Limited (United Kingdom)	United Kingdom
Eze Castle Software Singapore Pte. Ltd. (Singapore)	Singapore
Intralinks, Inc.	Delaware
Intralinks Ltd. (England)	United Kingdom
IntraLinks Goudou Kaisha (Japan)	Japan
Intralinks Servicios de Tecnologia de Mexico, S de R.L. de C.V. (Mexico)	Mexico
IntraLinks Servicos de Informatica Ltda. (Brazil)	Brazil
Intralinks International Holdings, LLC	Delaware
IntraLinks Pty Limited (Australia)	Australia
IntraLinks Canada, Inc. (Canada)	Canada
IntraLinks EMEA Holdings B.V. (Netherlands)	Netherlands
IntraLinks SRL (Romania)	Romania
Intralinks Asia Pacific Pte. Ltd. (Singapore)	Singapore
IntraLinks GmbH (Germany)	Germany
IntraLinks Spain SLU (Spain)	Spain
IntraLinks EMEA France SARL (France)	France
Intralinks India Solutions Pvt. Limited (India)	India